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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT is made as of January 1, 2003, (this "Agreement"), between Net2Phone, Inc., a Delaware corporation (the "Company") and Norman Klugman (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company wishes to assure itself of the services of the Executive and the Executive and the Company are willing to enter into an agreement to that end, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

         1. Employment

         The Company hereby agrees to employ the Executive, and the Executive hereby agrees to accept employment with the Company, on and subject to the terms and conditions of this Agreement.

         2. Term

         Unless earlier terminated pursuant to Section 5 hereof, the period of this Agreement and the Executive's employment hereunder (the "Agreement Term") shall commence as of the date hereof, (the "Effective Date"), and shall expire on the third anniversary of the Effective Date; provided, however, that the Agreement Term shall be automatically extended for an additional year on the third anniversary of the Effective Date and on each anniversary of the Effective Date thereafter (each an "Extension Date"), unless written notice of non-extension is provided by either party to the other party at least 90 days prior to such anniversary.

         3.       Position, Authority and Responsibilities

         (a) The Executive shall serve as, and with the title, office and authority of, Chief Operating Officer of the Company, and shall report directly to the Chief Executive Officer.

         (b) The Executive shall have all of the powers, authority, duties and responsibilities usually incident to the position and office of Chief Operating Officer and such duties consistent with such position as may be assigned from time to time by the Chief Executive Officer.

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         (c) The Executive agrees to devote substantially all of his business time, efforts and skills to the performance of his duties and responsibilities under this Agreement; provided, however, that nothing in this Agreement shall preclude the Executive from (i) serving on corporate, civic or charitable boards or committees, (ii) delivering lectures, fulfilling charitable engagements or teaching at educational institutions and/or (iii) managing his personal investments, provided that in any such case that such activities do not materially interfere with the Executive's performance of his duties and responsibilities hereunder and do not violate the provisions of Section 10 hereof. Company is aware of certain familial demands placed upon Executive and agrees and understands that Executive shall be entitled to reasonable flexibility in the setting of his hours of work in order to accommodate such demands.

         (d) The Executive shall perform his duties at the principal offices of the Company located in Newark, New Jersey, but from time to time the Executive may be required to travel to other locations in the proper conduct of his responsibilities under this Agreement.

         4.       Compensation

         In consideration of the services rendered by the Executive during the Agreement Term, the Company shall pay or provide the Executive the amounts and benefits set forth below. Employee is to be considered for future increases in the salary, bonus and equity incentives described below with due regard for his position within senior management of the Company and the relationship of such position to other executive positions.

         (a) Salary. The Company shall pay the Executive an initial annual base salary (the "Base Salary") of $225,000. The Executive's Base Salary shall be paid in arrears in substantially equal installments at monthly or more frequent intervals, in accordance with the normal payroll practices of the Company. The Executive's Base Salary shall be reviewed at least annually by the Chief Executive Officer for consideration of appropriate merit increases and, once established, the Base Salary shall not be decreased during the Agreement Term.

         (b) Annual Bonus. The Company shall provide the Executive with an opportunity to earn an annual bonus (the "Annual Bonus") equal to at least 50% of the Base Salary for each fiscal year during the Agreement Term beginning with the 2003 fiscal year pursuant to a bonus plan to be established by the Company. The Annual Bonus, if any, shall be paid to the Executive in the first regular pay period of the Company that occurs after the first fiscal quarter of the year that immediately follows the year in which the Annual Bonus was earned, notwithstanding any expiration of this Agreement as of the last day of such year.

         (c) Equity Incentives.

                  (i) Except as provided in this Agreement, the treatment of options to purchase shares of the Common Stock of the Company ("Common Stock") granted to the Executive prior to the Effective Date under the Company's stock incentive plans shall be governed by the applicable stock option agreements. The Executive shall be eligible, from time to time, to receive additional awards of stock options or other equity incentives, as determined by the Board.


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         (d) Employee Benefits. The Executive shall be entitled to participate in all employee benefit plans, programs, practices or other arrangements of the Company in which other senior executives of the Company are generally eligible to participate from time to time, including, without limitation, any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, and any medical, dental, health and welfare plans, except to the extent that a separate arrangement is implemented for the Executive on terms no less favorable than as provided to the other senior executives agreed to by the Executive that is intended to replace any such general arrangement. Without limiting the generality of the foregoing, (i) the Company shall continue to provide the Executive with life insurance coverage with a death benefit that is not less than the amount as is in effect as of the Effective Date and (ii) the Company shall provide the executive with disability insurance coverage consistent with the disability insurance coverage provided to other senior executives of the Company.

         (e) Fringe Benefits and Perquisites. The Executive shall be entitled to all fringe benefits and perquisites that are generally made available to senior executives of the Company from time to time on the same basis as is made available to such other executives. Without limiting the generality of the foregoing, the Company shall provide the Executive with the following:

                (i) Executive offices and support staff appropriate to the Executive's position;

                (ii) Prompt reimbursement of all reasonable travel and other business expenses and disbursements incurred by the Executive in the performance of his duties under this Agreement in accordance with the Company's normal practices and procedures, including professional association dues upon proper accounting therefore;

                (iii) Paid vacation during each calendar year, to be taken in an amount equal to and in accordance with the Company's vacation policy for senior executives;

                (iv) An automobile allowance consistent with the automobile allowance policy for the Company's senior executive officers; and

                (v) Such other fringe benefits as the Executive and the Board may mutually agree from time to time.

         5.       Termination of Employment

         The Agreement Term and the Executive's employment hereunder shall be terminated upon the happening of any of the following events:


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         (a) Termination for Cause. The Company may terminate the Agreement Term and the Executive's employment hereunder for Cause. For purposes of this Agreement, "Cause" shall mean:

                (i) conviction of the Executive, by a court of competent jurisdiction, of, or Executive's plea of guilty or nolo contendere to, a felony under the laws of the United States or any state thereof;

                (ii) misappropriation by the Executive of the Company's funds;
or

                (iii) the commission by the Executive of an act of proven fraud with respect to the Company.

         Notwithstanding the foregoing, in no event shall the Company be considered to have terminated the Executive's employment for "Cause" unless and until (i) the Executive receives written notice from the Chief Executive Officer or the Board identifying in reasonable detail the acts or omissions constituting such "Cause" and the provision of this Agreement relied upon by the Company for such termination and (ii) such acts or omissions are not cured by the Executive within 30 days of the Executive's receipt of such notice.

         (b) Termination other than for Cause. The Chief Executive Officer shall have the right to terminate the Agreement Term and the Executive's employment hereunder for any reason at any time, including for any reason that does not constitute Cause, subject to the consequences of such termination as set forth in this Agreement.

         (c) Resignation for Good Reason. The Executive may voluntarily terminate the Agreement Term and his employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

         (i) any action by the Company that results in a diminution of the Executive's authority or responsibilities;

         (ii) any adverse modification of the Executive's positions, titles or reporting relationships;

         (iii) any failure by the Company to comply with the compensation and benefits provisions of Section 4 hereof or any other material breach of this Agreement by the Company;

         (iv) the relocation, without the Executive's written consent, of the Executive's principal office from Newark, New Jersey; or

         (v) any failure by the Company to obtain an assumption of this Agreement by a successor corporation as required under Section 11(a) hereof.


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         In no event shall the Executive be considered to have terminated his employment for "Good Reason" unless and until (i) the Company receives written notice from the Executive identifying in reasonable detail the acts or omissions constituting such "Good Reason" and the provision of this Agreement relied upon by the Executive for such termination, and (ii) such acts or omissions are not cured by the Company within 30 days of the Company's receipt of such notice.

              (d) Resignation other than for Good Reason. The Executive may voluntarily terminate the Agreement Term and his employment hereunder at any time for any reason, including for any reason that does not constitute Good Reason by giving the Company 30-days advance written notice of such termination.

              (e) Disability. The Company may terminate the Agreement Term and the Executive's employment hereunder upon the Executive's Disability. For purposes of this Agreement, "Disability" shall mean the inability of the Executive to perform his duties to the Company on account of physical or mental illness for a period of six consecutive full months, or for a period of nine full months during any 18-month period. The Executive's employment shall terminate in such case on the last day of the applicable period following written notice by the Company of the election to terminate the Executive's employment due to the Executive's Disability. Notwithstanding the foregoing, in no event shall the Executive be terminated by reason of Disability unless the Executive is eligible to begin receiving long-term disability benefits from a Company-sponsored long-term disability plan.

              (f) Death. The Agreement Term and the Executive's employment hereunder shall terminate upon his death.

         6. Compensation Upon Termination of Employment

         Notwithstanding any provision of this Agreement to the contrary, in the event the Agreement Term and the Executive's employment by the Company is terminated, the Executive shall be entitled to the compensation and severance benefits set forth below:

         (a) Resignation for Good Reason; Termination without Cause. In the event the Agreement Term and the Executive's employment hereunder is terminated by the Executive for Good Reason or by the Company for any reason other than for Cause, Disability or death, the Company shall pay to the Executive and provide him with the following:

         (i) Severance Payment. The Company shall continue to pay the Executive, his then current Base Salary, in accordance with the Company's general payroll practice, for the greater of (a) one year (two years in the event the termination by Executive for Good Reason or by the Company for any reason other than Cause occurs within 6 months following a Change of Control as hereinafter defined) following such termination or (b) the remainder of the then current term of this Agreement. In addition, during such period the Executive shall be entitled to receive annual payments, at the time and in a manner consistent with the Company's payment of annual bonuses, of an amount equal to the Executive's then-current Annual Bonus percentage under Section 4(b) hereof, multiplied by his then-current Base Salary if and only if such bonus would have been earned under the plan in place immediately prior to the Executive's termination. For the purposes of this Agreement, "Change in Control" means a change in ownership or control of the Company effected through any of the following:


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         A. any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than
         (W) the Company, (X) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (Y) any corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock or (Z) any person who, immediately prior to the date hereof, owned or controlled, directly or indirectly, more than 50% of the combined voting power of the Company's then outstanding voting securities) is or becomes the "beneficial owner" (as defined in Rule 13d 3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities.

         B. during any period of not more than two consecutive years, not including any period prior to the date hereof, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;


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         C. a merger or consolidation of the Company with any other corporation or other entity, other than (X) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 80% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (Y) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) in which no "person" (as defined in the Exchange Act) acquired 50% or more of the combined voting power of the Company's then outstanding securities; or

         D. a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets (or any transaction having a similar effect);or

         E. the Company ceases to be publicly owned, i.e, its shares cease to be traded in any public market.

                (ii) Accrued Rights. The Company shall pay the Executive a lump-sum cash amount, within 10 days of the date of termination, equal to the sum of (A) his earned but unpaid Base Salary through the date of termination,
(B) any earned but unpaid Annual Bonus for any completed calendar year, and (C) any unreimbursed business expenses or other amounts due to the Executive from the Company as of the date of termination. In addition, the Company shall provide to the Executive all payments, rights and benefits due as of the date of termination under the terms of the Company's compensation or benefit plans, programs or awards (together with the lump-sum payment, the "Accrued Rights").

                (iii) Bonus Rights. The Company shall pay the Executive, within 10 days of the date of termination, a lump-sum cash amount equal to a pro rata portion of the Annual Bonus for any partial calendar year of service through the date of termination (the "Bonus Rights").

                (iv) Continued Benefits. Subject to Section 8 hereof, for a two-year period following the date of termination, the Company shall continue to provide the Executive and his eligible dependents, at its sole cost, with the medical, dental, disability and life insurance coverages ("Welfare Benefits") that were provided to the Executive immediately prior to termination of employment.

                (v) Stock Options. Notwithstanding the provisions of any stock incentive plan or award agreement between the Company and the Executive to the contrary, (i) 100% of the options to purchase Common Stock which are not fully vested and exercisable as of the date of termination shall become fully vested and exercisable and (ii) the period during which all options held by Executive shall remain exercisable shall be extended until the tenth anniversary dates of their respective dates of grant. All such award agreements shall be amended by the Company and the Executive to reflect the foregoing provision.


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                (vi) Life and Disability Insurance. The Company shall fully fund the life insurance and disability policies described in Section 4(d) hereof.

                (vii) Car Allowance. Until the second anniversary of the date of termination, the Company shall continue to provide the Executive with the automobile allowance described in Section 4(e)(iv) hereof.

         (b) Resignation without Good Reason; Termination for Cause. In the event the Executive voluntarily terminates the Agreement Term and his employment hereunder other than for Good Reason, or in the event the Agreement Term and the Executive's employment hereunder is terminated by the Company for Cause, the Company shall pay and provide to the Executive all Accrued Rights and Bonus Rights to the date of termination and the Executive shall retain any rights that he has pursuant to any stock option agreement with the Company in accordance with the terms thereof.

         (c) Disability; Death. In the event the Agreement Term and the Executive's employment hereunder is terminated by reason of the Executive's Disability or death, the Company shall pay the Executive (or his legal representative) and provide him with the following:

                (i) Severance Payment. The Company shall continue to pay the Executive, his then current Base Salary, in accordance with the Company's general payroll practices, for the one-year period following the date of such termination. In addition, during such one-year period the Executive shall be entitled to receive one payment, at the time and in a manner consistent with the Company's payment of annual bonuses, of an amount equal to the Executive's then-current Annual Bonus percentage under Section 4(b) hereof, multiplied by his then current Base Salary if and only if such bonus would have been earned under the plan in place immediately prior to the Executive's termination.

                (ii) Accrued Rights. The Company shall pay the Executive a lump-sum cash amount, within 10 days of the date of termination, equal to the Accrued Rights.

                (iii) Bonus Rights. The Company shall pay the Executive, within 10 days of the date of termination, a lump-sum cash amount equal to the Bonus Rights.

                (iv) Continued Benefits. Subject to Section 8 hereof, for a one-year period following the date of termination, the Company shall continue to provide the Executive and his eligible dependents, at its sole cost, with the Welfare Benefits that were provided to the Executive immediately prior to termination of employment.

                (v) Stock Options. Notwithstanding the provisions of any stock incentive plan or award agreement between the Company and the Executive to the contrary, (A) all options to purchase Common Stock which are not fully vested and exercisable as of the date of termination shall become fully vested and exercisable and (B) the period during which such options shall be exercisable shall be extended until the tenth anniversary of the dates of their respective grants. All such award agreements shall be amended by the Company and the Executive to reflect the foregoing provision.


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         7. Indemnification

         The Company agrees to provide to the Executive all rights of indemnification to the fullest extent permitted by law and by its Certificate of Incorporation and By-laws. The Company agrees to maintain directors' and officers' insurance for the benefit of Employee providing coverage identical to that provided to other executive officers of the Company.

         8. No Mitigation or Offset

         The Executive shall not be required to seek other employment or to reduce any severance benefit payable to him under Section 6 hereof, and no such severance benefit shall be reduced on account of any compensation received by the Executive from other employment; provided, however, to the extent that the Executive becomes eligible to receive welfare benefits pursuant to employee benefit plans of a new employer that are comparable to the Welfare Benefits that the Company is obligated to provide to the Executive pursuant to Sections 6(a)(iv) and 6(c)(iv), the Company's obligation to provide such Welfare Benefits shall cease. The Company's obligations to the Executive under this Agreement, including, without limitation, any obligation to provide severance benefits, shall not be subject to set-off or counterclaim in respect of any debts or liabilities of the Executive to the Company.

         9. Tax Withholding; Method of Payment

         All compensation payable pursuant to this Agreement shall be subject to reduction by all applicable withholding, social security and other federal, state and local taxes and deductions for income, employment, excise and other taxes. Any lump-sum payments provided for in Section 6 hereof shall be made in a cash payment, net of any required tax withholding, no later than 10 business days following the Executive's date of termination. Any payment required to be made to the Executive under this Agreement that is not made in a timely manner shall bear interest at an interest rate equal to 120% of the monthly compounded applicable federal rate as in effect under Section 1274(d) of the Code.


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         10. Restrictive Covenants

         (a) Confidential Information. During the Agreement Term and at all times thereafter, the Executive agrees that he will not divulge to anyone (other than the Company or any persons employed or designated by the Company) any knowledge or information of a confidential or proprietary nature relating to the business of the Company or any of its subsidiaries or affiliates, including, without limitation, all trade secrets (unless readily ascertainable from public or published information or trade sources) and confidential commercial information, and the Executive further agrees not to disclose, publish or make use of any such knowledge or information without the consent of the Company.

         (b) Non-competition. The Executive acknowledges that (i) the Company is currently engaged in the business of providing high quality, low-cost telephone calls over the Internet and related products and services ("Internet Telephony"), (ii) his work for the company will give him access to trade secrets of and confidential information concerning the Company, and (iii) the agreements and covenants contained in this Agreement are essential to protect the business and goodwill of the Company. Accordingly, the Executive covenants and agrees that during the Restricted Period (defined below), the Executive shall not, without the prior written consent of the Company, (1) engage or participate in the business of developing, managing or operating any Internet Telephony business (a "Competitive Business") on his own behalf or on behalf of any person or entity, and the Executive shall not acquire a financial interest in any Competitive Business (except for publicly traded equity interests that do not exceed five percent (5%) of such class of equity) or (2) directly or indirectly solicit or encourage any employee of the Company or any of its affiliates to leave the employment of the Company or any of its affiliates. For purposes hereof, the "Restricted Period" shall be the Agreement Term (as may be terminated pursuant to Section 6 hereof) and, except in the event of a termination described in Section 6(a) hereof, the 12-month period following any termination of the Executive's employment hereunder.

         (c) Non-disparagement. Executive covenants and agrees that Executive shall not make or publish any written or oral statements or remarks concerning the Company including, without limitation, remarks which may be disparaging, deleterious or damaging to the integrity, reputation or good will of the Company, its management, board members or employees. Except as may be required by law or authorized in advance by Company, Executive covenants and agrees that Executive shall not make or publish any written or oral statements or opinions regarding Company, including its present and former employees, officers and directors.


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


         (d) Enforcement. The Executive acknowledges and agrees that the Company will have no adequate remedy at law, and could be irreparably harmed, if the Executive breaches or threatens to breach any of the provisions of Section 10 of this Agreement. The Executive agrees that the Company shall be entitled to equitable and/or injunctive relief to prevent any breach or threatened breach of this Section 10, and to specific performance of each of the terms of this
Section in addition to any other legal or equitable remedies that the Company may have. The Executive further agrees that he shall not, in any equity proceeding relating to the enforcement of the terms of this Section 10, raise the defense that the Company has an adequate remedy at law.

         11. Successors and Assigns

         (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and any person or other entity that succeeds to all or substantially all of the business, assets or property of the Company. To the extent not otherwise provided by application of law, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, transfer or otherwise) to all or substantially all of the business, assets or property of the Company, to expressly assume and agree to perform the obligations of the Company under this Agreement in the same manner and to the same extent that the Company is required to perform hereunder. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business, assets or property as aforesaid which executes and delivers an agreement provided for in this Section 11(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. Except as provided by the foregoing provisions of this Section 11(a), this Agreement shall not be assignable by the Company without the prior written consent of the Executive. In the event that this Agreement is assigned to any person or entity as may be permitted hereunder, the Company shall be secondarily liable in the event that any such person or entity shall fail to satisfy its obligations under Section 4, 6 or 7 hereof.

         (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are due and payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid to the Executive's designated beneficiary or, if there is no such designated beneficiary, to the legal representatives of the Executive's estate. This Agreement is personal in nature and the obligations of the Executive hereunder are not be assignable to any person.


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         12. Entire Agreement/Amendment

         This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and, except as specifically provided herein, cancels and supersedes any and all other agreements between the parties with respect to the subject matter hereof. Any amendment or modification of this Agreement shall not be binding unless in writing and signed by the parties hereto.

         13. Severability/No Waiver

         (a) In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement.

         (b) The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         14. Notices

         All notices which may be necessary or proper for either the Company or the Executive to give to the other shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by air courier, to the Executive at:

                                    Norman Klugman

                                    [Address]



and shall be sent in the manner described above to the General Counsel of the Company at the Company's principal executives offices at:

                                    Net2Phone, Inc.
                                    520 Broad Street
                                    Newark, NJ  07102

and shall be deemed given when dispatched, provided that any notice required under Section 5 hereof or notice given pursuant to Section 2 hereof shall be deemed given only when received. Any party may by like notice to the other party change the address at which he or they are to receive notices hereunder.


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         15. Governing Law

         This Agreement shall be governed by and enforceable in accordance with the laws of the State of New Jersey, without giving effect to the principles of conflict of laws thereof.

         16. Arbitration

         Except for any action brought under Section 10 which may be brought by the Company directly in any court of competent jurisdiction, any controversy or claim arising out of, or related to, this Agreement, or the breach thereof, shall be settled by binding arbitration in the City of Newark, New Jersey in accordance with the rules then obtaining of the American Arbitration Association, and the arbitrator's decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

         17. Legal Fees and Expenses

         The Company shall pay the legal fees and expenses incurred by the Executive in connection with the negotiation of this Agreement. To provide the Executive with reasonable assurance that the purposes of this Agreement will not be frustrated by the cost of its enforcement, the Company shall pay and be solely responsible for any attorneys' fees and expenses and any court or arbitration costs incurred by the Executive as a result of a claim that the Company has breached or otherwise failed to perform this Agreement or any provision hereof regardless of which party, if any, prevails in the contest.

         18. Counterparts

         This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


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IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first written above.


                                    EXECUTIVE



                                                /s/  Norman Klugman
                                                -------------------


                                 NET2PHONE, INC.



                                               By: /s/ Stephen M. Greenberg
                                                   ------------------------
                                               Name:  Stephen M. Greenberg, CEO


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